EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-45788, 33-48972, 33-55487, 333-83509, 333-95135 and 333-87637) of Tellabs, Inc. of our report dated January 21, 2000, with respect to the consolidated financial statements and schedule of Tellabs, Inc. included and incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1999.

/s Ernst & Young LLP
Ernst & Young LLP
Chicago, Illinois
March 24, 2000